Exhibit 10.1(b)

AMENDED SCHEDULE OF EXECUTIVE OFFICERS WHO HAVE EXECUTED A CHANGE IN CONTROL AGREEMENT (this “Schedule”)

This Schedule of Executive Officers Who Have Executed an amended and restated Change in Control Agreement relates to the form of amended Change in Control Agreement filed by Independent Bank Group, Inc. as Exhibit 10.1(a) to its Quarterly Report on Form 10‑Q for the quarter ended June 30, 2023, as filed with the Securities and Exchange Commission on July 25, 2023 (the “Form Agreement”). This Schedule is included pursuant to Instruction 2 of Item 601(a) of Regulation S-K for the purpose of setting forth the details in which the specific agreements executed in the form of the Form Agreement differ from the Form Agreement, and, in particular to set forth the persons who, with Independent Bank Group, Inc., were parties to the Change in Control Agreements in such form as of July 24, 2023.

Executive Officer Who is a Party to such Change in Control Agreement	Date of Change in Control Agreement	The number of times the sum of (a) Executive’s current base salary plus (b) Executive’s target total annual bonus for the year of termination paid upon a Change in Control
David R. Brooks	July 24, 2023	Three (3) times
Daniel W. Brooks	July 24, 2023	Two and half (2.5) times
Paul B. Langdale	July 24, 2023	Two (2) times
Michael B. Hobbs	July 24, 2023	Two and a half (2.5) times
John G. Turpen	July 24, 2023	Two (2) times
James P. Tippit	July 24, 2023	Two (2) times

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